
American Skandia                    American Skandia Life Assurance Corporation

Where To Invest                     {                                               }     Application for Life Insurance

1.       Proposed Insured Section  (Please Print)                      2.  Proposed Second Insured (Complete if Applicable)

         Full Name                                                         Full Name
         Address                                                           Address

         Date of Birth                      State/Place of Birth           Date of Birth                  State/Place of Birth
         Social Security No.                                               Social Security No.
         Sex    Male  Female                                               Sex    Male  Female
         Driver's License No.               State                          Driver's License No.           State
                                                                           Relationship to Proposed Insured

3.       Owner (if other than Proposed Insured)

         Name
         Address



         Relationship to Proposed Insured(s)
         Social Security or Tax I.D. No.
         Date of Birth (if applicable)

4.       Beneficiary Designation      (The Owner reserves the right to change the Beneficiaries unless otherwise indicated in
Special Instructions

         Primary Beneficiary

         Name              Relationship to Proposed Insured(s)       Allocation%

         ------------------------                                      -----%

         -----------------------                                       -----%

         Contingent Beneficiary

         Name              Relationship to Proposed Insured(s)      Allocation%

         ------------------------------                                -----%

         ------------------------------                                -----%


5.        Policy Information
          ___ Single Pay                                              ___ Annual Pay
          Amount of Insurance $ ____________________________          Amount of Insurance $ ___________________________
                                                                      Death Benefit Option:  ____Level       ____Variable
          Amount of Premium   $ ____________________________          Planned Premium $ _______________________________
                                                                      I would like to pay Planned Premium (check one):
                                                                      ___ Annually         ___ Semi-Annually    ___Quarterly
                                                                      ___ Monthly(please indicate a voided check with Bank Drafting form.)

__   A 1035 Exchange is being transferred from another insurance company for approximately $ __________
     (Please include Transfer of Assets form with this Application.)

6.       Questions for Proposed Insured(s)





                                                              Proposed Insured                   Proposed Second Insured


A        Within the past 10 years have you been
         treated for or been told you have the
         following: cancer, heart disease or stroke?             Yes      No                       Yes        No

B.       Have you been  diagnosed  with or  treated  by a member of the  medical profession  for an immune  deficiency  disorder,  the  Acquired  Immune
         Deficiency Syndrome (AIDS) or AIDS
         Related Complex (ARC)?                                  Yes      No                       Yes        No

C.       Are you under age 20 or over
         age 80?                                                 Yes      No                       Yes        No

D.       Within the last 12 months have you
         used any tobacco products?                              Yes      No                       Yes        No

E.       Will a Temporary Life Insurance Agreement be completed with this Application*?            Yes        No

If question A, B, or C is answered yes by Proposed Insured or Proposed Second
Insured,  then premium cannot be taken with this Application and the Temporary
Life Insurance Agreement not be accepted.

F.       Will the  insurance  applied for replace  any other life  insurance  or
         annuities on the life/lives of the insured(s)?    Yes    No (If
         yes, provide company,  Policy #, individual insured,  amount and attach the required replacement forms.)




7.        Contact Section

A representative may contact you for an interview to help determine your eligibility for this coverage. For future communication, please provide a fax number and e-mail address, if applicable.

Proposed Insured                                                               Proposed Second Insured

Best Time to Call: __________   Best Day:  _____________                       Best Time to Call:  ________   Best Day:  ________
Next Best Time to Call: _______ Next Best Day: _________                       Next Best Time to Call: ____   Next Best Day: ____
Please call me at:  ___ Home   ___  Business                                   Please call me at:  ___ Home   ___  Business
Home phone   (   )  ______________________                                     Home phone (   )  _________________________
Business phone  (   )  ___________________                                   Business phone (   )  _______________________
Fax Number (   ) _________________________                                     Fax Number (   ) __________________________
E-Mail Address (   ) _____________________                                    E-Mail Address (   ) _______________________

8.        Suitability

         To be completed by the Owner

     a. Do you  believe  that this  Policy  will meet your  insurance and
financial objectives?  Yes        No

     b. Do you understand that the Death Benefit, the Account Value and Cash Value may increase or decrease depending on the investment experience of the
sub-accounts?          Yes        No

     c. Do you understand that the initial premium may be allocated to the Automatic sub-account (a money market account) until the Right
to Cancel period expires?    Yes    No

     d. Did you receive a copy of the product prospectus for the Policy?
                       Yes        No

9.       Special Instructions

-----------------------------------------------------------------------------
10.   Declarations, Authorizations and Signatures

I declare and agree that: (1) All statements and answers made in all parts of this Application are full, complete and true to the best of my knowledge and belief, (2) This Application, any amendments to it, any Application Supplement and any related medical examinations will become a part of the Policy and are the basis for any insurance issued on this Application; (3) No agent or medical examiner may accept risks or make or change any contract, or waive or change any of American Skandia Life Assurance Corporation's (the "Company") rights or requirements; (4) Unless otherwise provided in the Temporary Life Insurance Agreement, any Policy issued based on this Application will not take effect unless each Proposed Insured is alive and in the same condition of health as described in this Application and any Application Supplement when the Policy is delivered to the Owner and the full premium is paid.

I certify under penalty of perjury if allowed by law that my Social Security or Tax Identification Number is correct.

I authorize any physician, medical practitioner, hospital, clinic, other medical or medically-related facility, insuring or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, or employer having information available as to diagnosis, treatment and prognosis with respect to any physical or mental condition and/or treatment of me and any other non-medical information about me to give the Company and/or its legal representative any and all such information.

I understand that the policy has a Death Benefit that is based on account value, which may include amounts held in variable investment options and/or a fixed allocation, as well as a loan account, should I use the loan provision. Any portion of the death benefit based on the account value in the variable investment options depends on their investment performance, and may increase or decrease and is, therefore, not guaranteed. I also understand that the policy has an accelerated death benefit which will affect the values therein.

I understand that the information obtained by use of this Authorization will be used by the Company to determine my eligibility for insurance and may be used to obtain additional information to investigate any claim for benefits. Any information obtained will not be released by the Company to any person or organization except to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with this Application, claim, or as may otherwise be required by law, lawfully required, or as I may authorize.

I understand that I have a right to receive a copy of this Authorization, that a copy of this Authorization will be as valid as the original and that this Authorization will be valid for two and one half years (30 months) from the date shown below.

I have received the Notice of Insurance Information Practices and Notice Regarding Medical Information Bureau.

I consent to a consumer report containing personal or credit information or both that may be requested in connection with this Application.

The Owner agrees to be bound by all statements, answers and agreements made by the Proposed Insured and any Proposed Second Insured.

Signed at _____________________________, on ________________  _________ _______
               (city)         (state)          (month)         (day)      (year)

--------------------------------------     ------------------------------------
Signature of Proposed Insured           Signature of Proposed Second Insured, if
                                        applicable

--------------------------------------     ------------------------------------
Signature of Owner                         Signature of Licensed Agent/
(if other than insured)                      Registered Representative


     NOTE: If the Owner is an entity, full name to be shown and to be signed by an authorized individual with title shown.

11.      Amendments to the Application    (Home office use only)

--------------------------------------------------------------------------------

12.       Representative's Certification

Estimated annual income, net worth of Proposed Insured (both Proposed Insureds if applicable.)

--------------------------------------------------------------------------------

         I CERTIFY:

     1. to the best of my knowledge, the insurance applied for ___ will ___ will not (CHECK ONE) replace any life insurance or annuity on the life of any Proposed Insured;

     2. to the best of my knowledge there is nothing that may adversely affect the insurability of any person proposed for insurance except as stated in this Application;

     3. that I asked each question separately; the answers were recorded as given; and, they are complete and accurate to the best of my knowledge and belief;

     4. that I am a NASD Registered Representative;

     5. that I have reviewed the purchase of this insurance Policy as to suitability.

--------------------------                      --------------------------------
Signature of Licensed Agent/                       Date
Registered Representative

--------------------------                ----------------------     -----------
Agent's Name (Print)                         Agent Number              Location

--------------------------                ----------------------     -----------
Phone Number     Fax Number                  Agency                Broker/Dealer